Exhibit 21.1

SUBSIDIARIES OF GTJ REIT, INC.

1. Green Acquisition, Inc. (1)

2. Triboro Acquisition, Inc. (1)

3. Jamaica Acquisition, Inc. (1)

4. Green Bus Holding Corp. (1)

5. Jamaica Buses Holding Corp. (1)

6. Triboro Coach Holding Corp. (1)

7. GTJ Co., Inc. (1)

8. 49-19 Rockaway Beach Boulevard, LLC (1)

9. 165-25 147th Avenue, LLC (1)

10. 114-15 Guy Brewer Boulevard, LLC (1)

11. 85-01 24th Avenue, LLC (1)

12. 23-85 87th Street, LLC (1)

13. 612 Wortman Avenue, LLC (1)

14. Varsity Transit, Inc. (1)

15. Shelter Express Corp. (1)

16. ShelterCLEAN, Inc. (3)

17. Transit Facility Management Corp. (1)

18. Transit Facility Claims Corp. (1)

19. Outdoor NY Corp. (1)

20. GTJ GP, LLC (2)

21. GTJ Realty, L.P.

22. GTJ Management LLC (1)

23. Wu/LH 466 Bridgeport LLC

24. Wu/LH 470 Bridgeport LLC

25. Wu/LH 950 Bridgeport LLC

26. Wu/LH 12 Cascade LLC

27. Wu/LH 15 Executive LLC

28. Wu/LH 35 Executive LLC

29. Wu/LH 15 Progress LLC

30. Wu/LH 22 Marsh Hill LLC

31. Wu/LH 25 Executive LLC

32. Wu/LH 269 Lambert LLC

33. Wu/LH 103 Fairview Park LLC

34. Wu/LH 412 Fairview Park LLC

35. Wu/LH 401 Fieldcrest LLC

36. Wu/LH 404 Fieldcrest LLC

37. Wu/LH 36 Midland LLC

38. Wu/LH 100-110 Midland LLC

39. Wu/LH 112 Midland LLC

40. Wu/LH 199 Ridgewood LLC

41. Wu/LH 203 Ridgewood LLC

42. Wu/LH 8 Slater LLC

43. Wu/LH 100 American LLC

44. Wu/LH 200 American LLC

45. Wu/LH 300 American LLC

46. Wu/LH 400 American LLC

47. Wu/LH 500 American LLC

48. GWL 110 Old County LLC

49. GWL Windsor Land LLC

50. GWL 20 East Halsey LLC

51. GWL Borden LLC

52. GWL 4 Meadow LLC

53. GWL Platt LLC

54. GWL 777 Brook LLC

55. GWL 1110 Centennial LLC

56. GWL 11 Constitution LLC

57. GWL 21 Constitution LLC

58. GWL 4 Corporate LLC

59. GWL 8 Corporate LLC

60. GWL 25 Corporate LLC

61. GWL 606 Cozine LLC

62. GWL 300 McIntire LLC

63. GWL 1938 Olney LLC

64. GWL 201 Neelytown LLC

65. GWL 2 Corporate JV LLC

66. GWL 625 Wortman LLC

All entities were organized or formed in the State of Delaware except otherwise noted.

(1) Represents entities organized or incorporated in the State of New York.

(2) Represents an entity organized in the State of Maryland.

(3) Represents an entity incorporated in the Cayman Islands.